Triton Emission Solutions Inc. OTCQB: DSOX

FOR IMMEDIATE RELEASE January 12, 2015

Triton Emission Solutions Inc. Announces Signing of Employment Agreement.

SAN JUAN, PUERTO RICO - (Marketwired – January 12, 2015) – Triton Emission Solutions Inc. (OTCQB: DSOX) (the “Company”) announced today that its wholly owned European subsidiary , Triton Emission Solutions International AB (the “Subsidiary”) entered into an Employment Agreement with Anders Karlsson, who has agreed to act as the Subsidiary’s President and Chief Executive Officer. As President and Chief Executive Officer of the Subsidiary, Mr. Karlsson will carry out the directives of the Subsidiary’s board of directors.

Mr. Karlsson has over two decades experience working with engine and plant designs and projects in various companies in the energy sector, including project management for large power plants based on steam and gas turbines. Mr. Karlsson received his degree in Engineering with a concentration in Energy Technology from Umeå University in 1985.

Mr. Karlsson will receive an annual salary from the Subsidiary and options to purchase shares of the Company’s common stock out of the Company’s 2014 Stock Option Plan commensurate with his position.

For additional information on the Employment Agreement, please refer to the Form 8-K the Company filed with Securities and Exchange Commission on January 12, 2015.

About Triton Emission Solutions Inc.:

Triton Emission Solutions Inc. (the “Company”) develops and markets environmental and pollution emission control solutions to a worldwide market.

The Company’s proprietary DSOX-15 and DSOX-20 Fuel Purification Systems, and the Company’s exhaust gas scrubber technology, NJORD, are cost-effective technologies designed to reduce harmful chemical emissions into the ocean and atmosphere in an effort to meet the increased emissions regulations that came into effect on January 1, 2015. These technologies are currently aimed at the maritime industry, which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. These technologies have worldwide applications that are not limited to the maritime industry.

Triton Emission Solutions Inc. has contracted with multiple shipping companies for installation of its DSOX-15 solution, all of which will be upgraded to the new DSOX-20 System.

On behalf of the Board of Directors, Rasmus Norling, Chief Executive Officer.

Forward Looking Statements

This press release may contain forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that Triton Emission Solutions Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Triton Emission Solutions Inc.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Triton Emission Solutions Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Triton Emission Solutions Inc.’s forward-looking statements. Except as required by law, Triton Emission Solutions Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Triton Emission Solutions Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Triton Emission Solutions Inc.

For further information about Triton Emission Solutions Inc. please visit the Company's website at www.tritoninc.com or contact us at 561-440-DSOX.